Exhibit 10.8

***Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

AGREEMENT

This (“Agreement”) is made as of September 9, 2019 (“Effective Date”) between ChemioCareInc. (“ChemioCare”), and Alpha to Omega Pharmaceutical Consultants, Inc. (“AOPC”) Chemiocare or AOPC may hereafter be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, ChemioCare’s U.S. subsidiary, ChemioCare USA Inc., entered into a Research Service Contract with Transdermal Research Pharm Laboratories LLC (“Lab”), wherein among other things, ChemioCare USA Inc. agreed to provide financial support to Lab toward research; and

WHEREAS, the Parties entered into an Assignment Agreement on November 16, 2017 and Amended on March 28, 2018, this Agreement replaces the original Agreement and Amendment; and

WHEREAS, Fotios Plakogiannis, a natural person having a mailing address at 157-14 Cryders Lane, Whitestone NY 11357 (“Beneficiary”) is the assignee of AOPC.

In consideration of the mutual promises and covenants contained in this Agreement, and for good and valid consideration which the parties deem sufficient, the Parties agree as follows:

1. Stock Issuance.

1a. Stock Issuance. ChemioCare agrees to issue an aggregate of five million shares of its common stock to Beneficiary, upon Lab meeting the milestones set forth in A and B below:

A. Ondansetron feasibility for transdermal delivery achieved ([***]).

B. Dexamethasone feasibility for transdermal delivery achieved ([***]).

It being understood by the Parties that ChemioCare shall issue two million five hundred thousand shares to Beneficiary upon the meeting of each milestone. And it being that being understood by the parties that the milestones described in items (A) and (B) have been met and the shares of ChemioCare common stock were issued to Beneficiary on October 24, 2018.

1b. ChemioCare also agrees to issue shares to the Beneficiary for the development of additional transdermal formulations, the first being lenalidomide, the second being risperidone, and the third being a combination of ondansetron and olanzapine, or any other active ingredient as directed by ChemioCare and agreed by Lab. The shares shall be equal to a total value of [***] per product, and such shares shall have a deemed value equal to the value of the shares of ChemioCare Inc at the time of the signing of this agreement and will vest upon achievement of the milestones set forth in both A, B and C below:

A. [***] upon engaging in the development of a specific active ingredient as formally directed by ChemioCare

B. [***] upon completion of a successful animal study with acceptable skin irritation scores and no dose dumping

C. [***] upon successful human blood levels are achieved

AOPC ASSIGNMENT AGREEMENT

The Parties collectively agree that the Stock Issuance described under section (1b) of this Amendment does not apply to development of transdermal formulations for (i) dexamethasone, (ii) ondansetron, (iii) cannabinoids including dronabinol, and (iv) olanzapine as well as adaptations to the formulations to meet additional indications (i.e. pediatric patches)

2. Miscellaneous

2.1 Binding on Successors. This Agreement will inure to the benefit of, and be binding upon, the Parties, together with their respective representatives, successors, and assigns, except that ChemioCare may not assign this Agreement without the consent of Beneficiary. Beneficiary may assign this Agreement in her discretion.

2.2 Arbitration. All disputes and differences of any kind arising under this Agreement, or arising between the Parties including the existence or continued existence of this Agreement and the arbitrability of a particular issue which cannot be settled amicably may be referred by either party to arbitration. The party desiring to initiate arbitration shall serve a written request on the other party. Arbitration shall take place in New York, New York. The arbitration shall take place in accordance with the provisions of the American Arbitration Association’s Commercial Arbitration Rules or its successor legislation in force from time to time. The costs of arbitration will be shared equally between the parties. The decision of the arbitration tribunal shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction, and no party shall seek redress against the other in any court or tribunal except solely for the purpose of obtaining execution of the arbitration award or of obtaining a judgment consistent with the reward or for a temporary restraining order, a preliminary injunction, or other equitable or similar remedy designed to preserve the status quo or prevent irreparable harm. During any adjudication pursuant to this paragraph, the parties shall continue to fulfill their respective obligations under this Agreement, unless the subject matter of the dispute is of such nature that it is by no means possible until the dispute has been finally settled.

2.3 Governing Law and Jurisdiction. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws provisions. With respect to any dispute arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the federal and state courts located in New York County, New York.

2.4 Amendment and Waiver. This Agreement may not be amended or modified unless mutually agreed upon in writing by the parties and no waiver will be effective unless signed by the party from whom such waiver is sought. The waiver by any party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

AOPC ASSIGNMENT AGREEMENT

2.5 Severability. If any provision of this Agreement is held invalid by any court of competent jurisdiction, such invalidity will not affect the validity or operation of any other provision, and the invalid provision will be deemed severed from this Agreement.

2.6 Entire Agreement. This Agreement is the entire agreement concerning the subject matter hereof. It supersedes all prior and contemporaneous agreements, assurances, representations, and communications between the parties.

3. NOTICES

All notices, requests, directions, or other communications required or permitted herein shall be in writing and shall be delivered to the parties hereto respectively as follows:

CHEMIOCARE:	ChemioCare Inc. 57 W 57th St, 4th Floor New York, NY 10019 Fax: [***] Attn: Pedro Lichtinger

APOC:	Alpha to Omega Pharmaceutical Consultants, Inc (AOPC) 157-14 Cryders Lane Whitestone, NY 11357 Fax: [***] Attn: Dr. Fotios Plakogiannis

In order for any notices requests, directions, or other communications to be effective, they shall be delivered in person; or, sent by registered mail or facsimile addressed to the party for whom it is intended at the above-mentioned address and shall be deemed to have been received, if sent by registered mail, when the other party acknowledges the postal receipt; if sent by facsimile, when transmitted. The address of either party may be changed by notice in the manner set out in this provision.

AOPC ASSIGNMENT AGREEMENT

IN WITNESS WHEREOF, the duly authorized officers of the parties have executed this Agreement on the date as indicated below.

CHEMIOCARE USA INC

/s/ Pedro Lichtinger	09/09/2019
Pedro Lichtinger	Date
Chairman & CEO

ALPHA TO OMEGA PHARMACEUTICAL CONSULTANTS, INC

/s/ Fotios Plakogiannis	09/09/2019
Fotios Plakogiannis	Date

AOPC ASSIGNMENT AGREEMENT

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